EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
5/11/20111	Purchase	$3.6878	18700
5/12/20112	Purchase	3.6778	43893
5/13/20113	Purchase	3.6762	115465
5/16/20114	Purchase	3.5065	52370
5/17/20115	Purchase	3.4006	34081
5/18/20116	Purchase	3.4916	44000
5/19/20117	Purchase	3.4153	45364
5/20/20118	Purchase	3.3625	55900
5/23/20119	Purchase	3.2552	19724
5/24/201110	Purchase	3.1986	18113
5/25/201111	Purchase	3.1992	74571
5/26/201112	Purchase	3.2249	30663
5/27/201113	Purchase	3.1959	42431
5/31/201114	Purchase	3.2851	39230
6/1/201115	Purchase	3.2737	88036

1 This transaction was executed in multiple trades at prices ranging from $3.66 - 3.75.
2 This transaction was executed in multiple trades at prices ranging from $3.65 - 3.70.
3 This transaction was executed in multiple trades at prices ranging from $3.61 - 3.73.
4 This transaction was executed in multiple trades at prices ranging from $3.43 -3.63.
5 This transaction was executed in multiple trades at prices ranging from $3.35 - 3.42.
6 This transaction was executed in multiple trades at prices ranging from $3.47 - 3.50.
7 This transaction was executed in multiple trades at prices ranging from $3.39- 3.44.
8 This transaction was executed in multiple trades at prices ranging from $3.33 -3.39.
9 This transaction was executed in multiple trades at prices ranging from $3.25 - 3.26.
10 This transaction was executed in multiple trades at prices ranging from $3.17 - 3.22.
11 This transaction was executed in multiple trades at prices ranging from $3.17 - 3.24.
12 This transaction was executed in multiple trades at prices ranging from $3.17 - 3.26.
13 This transaction was executed in multiple trades at prices ranging from $3.18 - 3.20.
14 This transaction was executed in multiple trades at prices ranging from $3.17 - 3.35.
15 This transaction was executed in multiple trades at prices ranging from $3.14 - 3.35.

Date	Type	Price	Shares
6/2/201116	Purchase	$3.1604	110279
6/3/201117	Purchase	3.2107	29290
6/6/201118	Purchase	3.1209	53064
6/7/201119	Purchase	3.1106	52000
6/8/201120	Purchase	3.0107	25500
6/9/201121	Purchase	3.0543	218127
6/10/201122	Purchase	3.0610	27307
6/13/201123	Purchase	3.0034	26550
6/14/201124	Purchase	3.1045	31400
6/15/201125	Purchase	3.1474	24399
6/16/201126	Purchase	3.2602	26435
6/17/201127	Purchase	3.3545	49500
6/20/201128	Purchase	3.2069	16000
6/21/201129	Purchase	3.2477	1300
6/22/2011	Purchase	3.2500	14673
6/23/201130	Purchase	3.2419	32341
6/24/201131	Purchase	3.2452	30681
6/27/201132	Purchase	3.1502	94063
6/29/201133	Purchase	3.2360	13100
6/30/2011	Purchase	3.2500	6800
7/1/201134	Purchase	3.2320	500
7/5/201135	Purchase	3.2234	15900
7/6/201136	Purchase	3.1614	24700

16 This transaction was executed in multiple trades at prices ranging from $3.14 - 3.18.
17 This transaction was executed in multiple trades at prices ranging from $3.11 - 3.25.
18 This transaction was executed in multiple trades at prices ranging from $3.05 - 3.21.
19 This transaction was executed in multiple trades at prices ranging from $3.05 - 3.17.
20 This transaction was executed in multiple trades at prices ranging from $2.98 - 3.04.
21 This transaction was executed in multiple trades at prices ranging from $3.05 - 3.15.
22 This transaction was executed in multiple trades at prices ranging from $3.05 - 3.08.
23 This transaction was executed in multiple trades at prices ranging from $2.95 - 3.05.
24 This transaction was executed in multiple trades at prices ranging from $3.07 - 3.12.
25 This transaction was executed in multiple trades at prices ranging from $3.12 - 3.50.
26 This transaction was executed in multiple trades at prices ranging from $3.14 - 3.30.
27 This transaction was executed in multiple trades at prices ranging from $3.29 - 3.42.
28 This transaction was executed in multiple trades at prices ranging from $3.17 - 3.25.
29 This transaction was executed in multiple trades at prices ranging from $3.24 - 3.25.
30 This transaction was executed in multiple trades at prices ranging from $3.19 - 3.25.
31 This transaction was executed in multiple trades at prices ranging from $3.22- 3.25.
32 This transaction was executed in multiple trades at prices ranging from $3.15 -3.16.
33 This transaction was executed in multiple trades at prices ranging from $3.22- 3.25.
34 This transaction was executed in multiple trades at prices ranging from $3.22- 3.25.
35 This transaction was executed in multiple trades at prices ranging from $3.15 - 3.27.
36 This transaction was executed in multiple trades at prices ranging from $3.14 - 3.17.